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                                                                    EXHIBIT 99.1


CERTIFICATIONS of Autoliv ASP, Inc., Savings Trust Investment Committee

I, Ryan Woolf, certify that:

1. I have reviewed this annual report of the Autoliv ASP Inc., Employee Savings and Investment Plan (The Plan) on Form 11-K of AUTOLIV, INC. (Registrant);

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the net assets available for benefits and related changes in net assets available for benefits of the plan as of, and for, the periods presented in this annual report;

4. The other members of the Autoliv ASP, Inc., Savings Trust Investment committee and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the plan and have:

      a) designed such disclosure controls and procedures to ensure that material information relating to the Autoliv ASP, Inc., Employee Savings and Investment Plan is made known to us by others particularly during the period in which this annual report is being prepared;

      b) evaluated the effectiveness of the plans disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date").

      c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The other Investment Committee members and I have disclosed, based on our most recent evaluation, to the registrant's auditors and audit committee of registrant's board of directors (or other persons performing the equivalent functions) the following related to the plan:

      a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

      b) any fraud, whether or not material, that involves management or other employees who have a significant role in the plans internal controls; and

6. The other Investment Committee members and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: June 26, 2003

AUTOLIV, INC.
(Registrant)
By: /s/ Ryan Woolf
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Ryan Woolf
Treasurer, Autoliv ASP, Inc.